                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [x]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

         [ ]  Preliminary Proxy Statement

         [ ]  Confidential, for Use of the Commission
              Only (as permitted by Rule 14a-6(e)(2))

         [x]  Definitive Proxy Statement

         [ ]  Definitive Additional Materials

         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Bedford Property Investors, Inc.
  ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ---------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [x]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

  ---------------------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:

  ---------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

  ---------------------------------------------------------------------------


         (4)  Proposed maximum aggregate value of transaction:

  ---------------------------------------------------------------------------

         (5)  Total fee paid:

  ---------------------------------------------------------------------------

         [ ]     Fee paid previously with preliminary materials.

  ---------------------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

  ---------------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:

  ---------------------------------------------------------------------------

         (3)  Filing Party:


  ---------------------------------------------------------------------------

         (4)  Date Filed:

  ---------------------------------------------------------------------------

                  [Letterhead of Bedford Property Investors]

                                      LOGO

Dear Stockholder:

The directors and officers join me in extending to you a cordial invitation to attend our Annual Meeting of Stockholders. This meeting will be held on Friday, May 16, 1997 at 1:00 p.m. at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California.

Enclosed please find the Notice of Meeting, Proxy Statement, and one of two separate Proxy Cards, one to be used by Common Stockholders and the other to be used by Preferred Stockholders. At this Meeting we are seeking to elect seven directors, two of whom will be elected by the Preferred Stockholders, voting separately as a single class, and five of whom will be elected by the Common Stockholders, voting separately as a single class. In addition, the Common Stockholders will also be asked to approve an amendment to the Company's Charter to increase the authorized number of shares of the Company's Common Stock from 15 million to 50 million and to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the upcoming year.

Your management and Board of Directors unanimously recommend that you vote FOR all nominees for directors and FOR the other proposals.

Please take time to review and vote on each proposal. Your vote is important. Please remember to return your Proxy Card.

I hope to see you at the Annual Meeting.

Very truly yours,

/s/ Peter B. Bedford

Peter B. Bedford
Chairman of the Board and
Chief Executive Officer

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 LAFAYETTE CIRCLE
                              LAFAYETTE, CA 94549

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1997

--------------------------------------------------------------------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), will be held at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California, on Friday, May 16, 1997 at 1:00 p.m. local time, to consider the following proposals:

     1. Election of five directors by the holders of the Common Stock for the ensuing year (the "Common Stock Directors");

     2. Election of two directors by the holders of the Preferred Stock for the ensuing year (the "Preferred Stock Directors");

     3. To approve an amendment to the Company's Charter to increase the number of authorized shares of the Company's Common Stock, par value $.02 per share (the "Common Stock"), from 15 million to 50 million shares.

     4. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 1997; and

     5. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF STOCKHOLDERS ENTITLED TO CAST A MAJORITY OF ALL THE VOTES ENTITLED TO BE CAST AT THE MEETING SHALL CONSTITUTE A QUORUM. THIS PROXY STATEMENT IS ACCOMPANIED BY ONE OF TWO FORMS OF PROXY CARD:
ONE CARD FOR USE BY THE HOLDERS OF THE COMPANY'S COMMON STOCK AND THE OTHER CARD FOR USE BY THE HOLDERS OF THE COMPANY'S PREFERRED STOCK. IF YOU CANNOT ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE APPROPRIATE PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                          By Order of the Board of Directors

                                          /s/ Jennifer I. Mori

                                          JENNIFER I. MORI
                                          Secretary

April 14, 1997
Lafayette, California

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 LAFAYETTE CIRCLE
                              LAFAYETTE, CA 94549

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  MAY 16, 1997
                         ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Common Stockholders") of the Company's issued and outstanding shares of Common Stock, par value $.02 per share (the "Common Stock"), and from the holders (the "Preferred Stockholders" and, collectively with the Common Stockholders, the "Stockholders") of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), to be exercised at the Annual Meeting of Stockholders to be held on Friday, May 16, 1997, at 1:00 p.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Unless otherwise indicated, all information contained in this Proxy Statement, including, but not limited to, Common Stock share numbers, share prices and per share amounts, reflects a one-for-two reverse stock split of the Common Stock effected on March 29, 1996.

     The purpose of the Annual Meeting is to consider and act upon the following proposals:

          1. Election of five directors by the holders of the Common Stock for the ensuing year (the "Common Stock Directors");

          2. Election of two directors by the holders of the Preferred Stock for the ensuing year (the "Preferred Stock Directors");

          3. To approve an amendment to the Company's Charter to increase the authorized number of shares of Common Stock from 15 million to 50 million;

          4. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 1997; and

          5. To transact such other business as may properly be brought before the Annual Meeting and any postponements or adjournments thereof.

     This Proxy Statement and the enclosed Proxy Card are being mailed to the Stockholders on or about April 16, 1997.

     The holders of record of the shares of Common Stock at the close of business on March 31, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting in relation to proposals 1, 3 and 4, above, on which they will vote as a class. The holders of record of Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting only in relation to proposal 2, on which they will vote as a separate class. At the close of business on the Record Date, 11,126,450 shares of Common Stock and 8,333,334 shares of Preferred Stock were outstanding, each of which is entitled to cast one vote (collectively, the Common Stock and Preferred Stock are referred to herein as the "Outstanding Stock").

     The presence at the Annual Meeting, in person or by proxy, of Stockholders holding shares entitled to cast a majority for each proposal of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum. The Common Stock Directors (Proposal 1) will be elected by a plurality of all the votes cast at the Annual Meeting. Similarly, the Preferred Stock Directors (Proposal
2) will be elected by a vote of a plurality of the shares of Preferred Stock voted at the Annual Meeting. Accordingly, abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The affirmative vote of holders of a majority of all the outstanding shares of Common Stock is required for the approval of the proposed charter amendment (Proposal 3). Abstentions and broker non-votes as to this proposal will have the same effect as votes against the proposal. The affirmative vote of a majority of all the votes cast by holders of Common Stock is necessary for ratification of the appointment of independent public accountants for the fiscal year ending December 31, 1997 (Proposal 4). Abstentions as to this proposal will not be counted as votes cast and will have no effect on the result of the vote on this proposal.

     Under the Maryland General Corporation Law ("MGCL"), holders of shares of Outstanding Stock will not be entitled to appraisal rights with respect to such shares with respect to any of the proposals.

     All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may also solicit proxies by mail, telephone, facsimile or in person. Additionally, the Company may retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies, at a cost of approximately $5,000 plus expenses, which would be borne by the Company.

     This proxy statement is accompanied by one of two forms of proxy card: one card is for use by the Common Stockholders and the other card is for use by the Preferred Stockholders. The shares of Common Stock represented by properly executed Common Stock proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of proposals 1, 3 and 4. The shares of outstanding Preferred Stock represented by all properly executed Preferred Stock proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of proposal 2. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or proxy bearing a later date or (b) by voting in person at the Annual Meeting.

                                   PROPOSAL 1

                       ELECTION OF COMMON STOCK DIRECTORS

     The Company's Charter provides that the Preferred Stockholders have the right, subject to expansion in certain situations, to elect two members of the Board of Directors annually and that the Common Stockholders have the right to elect the remaining directors. The Company's Board of Directors is currently composed of seven members. Accordingly, the Common Stockholders, voting as a class, have the right to elect five members to the Board of Directors to serve until the next annual meeting of Stockholders and until their respective successors are duly elected and qualified.

     The Board of Directors has nominated the five individuals listed below to serve as directors of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the Common Stock proxies will be voted for the election of such other persons for the office of director as management may recommend in the place of such nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" THE FIVE NOMINEES LISTED BELOW.

           NAME            AGE        BUSINESS EXPERIENCE DURING PAST FIVE YEARS       DIRECTOR SINCE
  ----------------------   ---   ----------------------------------------------------  --------------
  Claude M. Ballard        67    Mr. Ballard is also a Trustee of The Urban Land          1992
                                 Institute, and a Limited Partner of the Goldman
                                 Sachs Group, L.P. Mr. Ballard also serves on the
                                 Board of Directors of CBL & Associates, a REIT, and
                                 Taubman Center Properties, Inc., a REIT. He is also
                                 a Trustee of Mutual Life Insurance Company of New
                                 York, the Chairman of Merit Equity Partners, Inc., a
                                 property acquisition and management company, and a
                                 Director of Horizon Hotels, Inc., a hotel ownership
                                 and management company. Mr. Ballard attended Memphis
                                 State University and the University of Tennessee.
  Peter B. Bedford         59    Mr. Bedford has been Chairman of the Board since May     1991
                                 1992 and Chief Executive Officer since November
                                 1992. Mr. Bedford has been engaged in the commercial
                                 real estate business, primarily in the Western
                                 United States, for over 30 years and has been
                                 responsible for the acquisition, ownership,
                                 development and management of an aggregate of
                                 approximately 18 million square feet of industrial,
                                 office and retail properties, as well as land, in 14
                                 states. Mr. Bedford is the sole stockholder of
                                 Bedford Property Holdings Limited ("BPHL"). Mr.
                                 Bedford serves on the board of directors of
                                 BankAmerica Corporation, Bixby Ranch Company, a real
                                 estate investment company, and First American Title
                                 Guarantee Co., a title insurance company. Mr.
                                 Bedford is the recipient of numerous awards
                                 recognizing his contributions to the real estate
                                 industry and serves as a trustee of the Urban Land
                                 Institute, a governor of the Urban Land Foundation
                                 and an overseer of the Hoover Institution. His
                                 previous experience also includes serving as Vice
                                 Chairman of the National Realty Committee and of the
                                 Hoover Institution and as Chairman of the Real
                                 Estate Advisory Board of the Wharton School of
                                 Business. Mr. Bedford received his B.A. in Economics
                                 from Stanford University.

           NAME            AGE        BUSINESS EXPERIENCE DURING PAST FIVE YEARS       DIRECTOR SINCE
  ----------------------   ---   ----------------------------------------------------  --------------
  Anthony M. Downs         65    Mr. Downs is a Senior Fellow at the Brookings            1992
                                 Institution, a non-profit policy research
                                 organization, and is a consultant to Salomon
                                 Brothers Inc., and Aetna Realty Investors, the real
                                 estate investment subsidiary of Aetna Life and
                                 Casualty Company. Mr. Downs serves on the Board of
                                 Directors of each of Pittway Corporation, a holding
                                 company with equity interests in publishing and
                                 manufacturing entities, General Growth Properties,
                                 Inc., a REIT, Massachusetts Mutual Life Insurance
                                 Co., the Urban Institute, the NAACP Legal and
                                 Educational Defense Fund, Inc., the National Housing
                                 Partnership Foundation, a developer of low-income
                                 housing, and the Essex Property Trust, Inc. Mr.
                                 Downs received a B.A. in International Relations and
                                 Political Theory from Carlton College and an M.A.
                                 and Ph.D. in Economics from Stanford University.
  Anthony M. Frank         65    Mr. Frank served as Postmaster General of the United     1992
                                 States from 1988 to 1992 and as Chairman and Chief
                                 Executive Officer of First Nationwide Bank from 1971
                                 to 1988. Prior to that time, he was Chairman of the
                                 Federal Home Loan Bank of San Francisco, Chairman of
                                 the California Housing Finance Agency, Chairman of
                                 Independent Bancorp of Arizona, and the first
                                 Chairman of the Federal Home Loan Mortgage
                                 Corporation Advisory Board. Currently, he is
                                 Chairman of Acrogen, Inc., a biotechnology company;
                                 Chairman of Belvedere Capital Partners;
                                 consultant/director of TransAmerica HomeFirst; a
                                 residential mortgage company; and serves on the
                                 Board of Directors of Crescent Real Estate Equities,
                                 a REIT; Irvine Apartment Communities, a REIT;
                                 Charles Schwab & Co., a brokerage firm;
                                 Temple-Inland, Inc., a forest products company;
                                 General American Investors Company, Inc., a
                                 publicly-traded closed-end investment fund; Living
                                 Centers of America, Inc., a company engaged in the
                                 operation of long-term health care centers; and
                                 Cotelligent, Inc., a temporary services company. Mr.
                                 Frank received a B.A. from Dartmouth College and an
                                 M.B.A. from the Tuck School of Business at
                                 Dartmouth.
  Martin I. Zankel, Esq.   62    Mr. Zankel is the Senior Partner of the law firm of      1992
                                 Bartko, Zankel, Tarrant & Miller. His previous
                                 experience includes serving as Chairman of the Board
                                 of Directors, Chief Executive Officer and President
                                 of Landsing Pacific Fund, Inc., a REIT. Mr. Zankel
                                 received a B.S. from the University of California,
                                 and his LL.D. from the Hastings College of the Law.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company are currently paid an annual retainer fee of $12,500 and an additional fee of $2,500 for each Board meeting attended. Any non-employee Director attending in person a duly constituted meeting of a committee of the Board of Directors of which such Director is a member receives, in addition to any other fees to which he or she may be entitled, a separate meeting attendance fee equal to $2,500 for his or her attendance in person at any such committee meeting not held on the same day, the day preceding or the day following a regular or special meeting of the Board of Directors. Any non-employee member of the Board of Directors who participates in a regular or special meeting of the Board of Directors by conference telephone or similar communications equipment receives $600 for each such meeting. Non-Employee Directors are reimbursed for out-of-pocket expenses in connection with attendance at meetings. If a non-employee member of the Board of Directors travels to conduct a site inspection of a property to be acquired by the Company, such Director is paid $1,000 per day and reimbursed for related travel expenses. Non-employee Directors receive no other compensation for their services on behalf of the Company (except under the 1992 Directors' Stock Option Plan, as amended).

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four regular meetings and no special meeting during 1996. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year.

     The Company has an Audit Committee which consists of Messrs. Ballard (Chairman), Downs, Frank and Nolan. The Audit Committee reviews the internal controls of the Company and reviews the services performed and to be performed by the independent accountants of the Company during the year. The members of the Audit Committee also meet with the independent accountants to review the scope and results of the annual audit. The Audit Committee met twice during 1996.

     The Company also has a Compensation Committee which consists of Messrs. Downs (Chairman), Ballard, Eastman and Frank. The Compensation Committee is responsible, with respect to stock options, for the administration of stock option plans of the Company, including the Employee Stock Option Plan and the 1992 Directors' Stock Option Plan, as amended. The Compensation Committee met twice during 1996.

     The Company also has a Nominating Committee which consists of Messrs. Bedford (Chairman), Eastman, Frank and Zankel. The Nominating Committee is responsible for submitting nominations for the various officers and for directors, elections for whom are held at the annual meeting of Stockholders. The Nominating Committee does not consider nominees proposed by Stockholders. The Nominating Committee met once during 1996.

     Messrs. Eastman and Nolan were placed on the Board in September 1995 in connection with the sale of the Preferred Stock to Bed Preferred No. 1 Limited Partnership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1996 were Messrs. Downs, Ballard, Eastman and Frank. None of these individuals were officers or employees of the Company at any time during the year ended December 31, 1996, nor have any of these individuals ever been an officer of the Company or any of its subsidiaries. In addition, none of the executive officers of the Company served on the compensation committee of another entity or as a director of an entity which employs any of the members of the Compensation Committee.

     Martin I. Zankel, a director of the Company, and his associates provided legal services to the Company for which his firm was paid, in the aggregate, $213,000 in 1996.

     On December 17, 1996, in a "Down REIT" transaction, the Company acquired an industrial property in Modesto, California in exchange for 108,495 units of limited partnership interest (the "Units") in Bedford Realty Partners, L.P (the "Partnership"), a partnership in which the Company is the general partner. Pursuant to this transaction, Martin I. Zankel, a member of the Board of Directors of the Company, acquired 8,991 Units in exchange for his 9% ownership interest in such property. Mr. Zankel did not participate in the approval of this transaction. Each holder of the Units may, subject to certain limitations, require that the Partnership redeem all or a portion of such holder's Units beginning on March 17, 1997. Upon redemption, a holder will receive, at the option of the Company, as general partner of the Partnership, either (i) a number of shares of Common Stock equal to the number of Units redeemed or (ii) cash in an amount equal to the average market value of the number of shares of Common Stock the holder would have received pursuant to (i) above. In lieu of the Partnership redeeming Units, the Company, as general partner, in its sole discretion, has the right to assume directly and satisfy the redemption right of the holder of the Units.

                                   PROPOSAL 2

                     ELECTION OF PREFERRED STOCK DIRECTORS

     The Company's Charter provides that the Preferred Stockholders, voting as a class, have the right, subject to expansion in certain situations, to elect two members of the Board of Directors annually, to serve until the next annual meeting of Stockholders and until their respective successors are duly elected and qualified.

     The Board of Directors has nominated the two individuals listed below to serve as directors of the Company. Management knows of no reason why either of these nominees would be unable or unwilling to serve, but if either nominee should be unable or unwilling to serve, the Preferred Stock proxies will be voted for the election of such other persons for the office of director as management may recommend in the place of such nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE PREFERRED STOCKHOLDERS VOTE "FOR" THE TWO NOMINEES LISTED BELOW.

         NAME           AGE        BUSINESS EXPERIENCE DURING PAST FIVE YEARS       DIRECTOR SINCE
----------------------  ---     ------------------------------------------------    --------------
Thomas G. Eastman       50      Mr. Eastman is a director and co-founder of              1995
                                Aldrich Eastman Waltch, a national real estate
                                investment advisor. He is a board member and
                                former Chairman of the National Association of
                                Real Estate Investment Managers. He is a Member
                                of the Urban Land Institute and its Finance and
                                Membership Committees. He is a Member of the
                                Executive Committee of the Institutional Real
                                Estate Clearinghouse. Mr. Eastman received a
                                B.A. from Stanford University and an M.B.A. from
                                Harvard University.
Thomas H. Nolan, Jr.    39      Mr. Nolan serves as a director of, and is                1995
                                responsible for the management of commingled
                                investment fund portfolios for, AEW Capital
                                Management, L.P. (AEW), a national real estate
                                investment adviser. Mr. Nolan joined AEW in
                                1984. Mr. Nolan serves on the Board of Directors
                                of Crocker Trust, Inc., a REIT, and the
                                Partnership Committee of the Taubman Realty
                                Group L.P. Mr. Nolan earned a B.B.A. in Business
                                Administration from the University of
                                Massachusetts.

                                   PROPOSAL 3

                APPROVAL OF AMENDMENTS TO THE COMPANY'S CHARTER

     On March 19, 1997, the Board of Directors unanimously adopted, subject to Common Stockholder approval, an amendment to Article V the Company's Charter to increase the authorized number of shares of Common Stock from 15 million to 50 million. The Common Stockholders are asked to approve the adoption of this amendment to the Company's Charter.

DESCRIPTION OF THE PROPOSAL

        The text of Article 5, as it is proposed to be amended, is as follows:

        "Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 70,000,000 shares, of which 50,000,000 shares are shares of Common Stock, $0.02 par value per share ("Common Stock"), 10,000,000 shares are shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), and 10,000,000 shares are shares of Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred"). The aggregate par value of all authorized shares of stock having a par value is $1,200,000."

     The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for the additional Common Stock proposed to be authorized.

     Under the Company's current Charter, the Company has the authority to issue 15,000,000 shares of Common Stock, $0.02 par value per share. At the close of business on the Record Date, 11,126,450 shares of Common Stock were outstanding and held of record by 501 holders. Accordingly, as of the Record Date, after taking into account the 1,400,000 shares reserved for issuance upon the exercise of options granted under the Company's option plans, the 900,000 shares of Common Stock currently reserved for issuance pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan and the 95,049 shares of Common Stock potentially issuable upon the redemption of certain units of limited partnership in Bedford Realty Partners, L.P., there remained approximately 1,478,501 of Common Stock available for issuance.

     Beginning on September 18, 1997, the 8,333,334 shares of Preferred Stock currently outstanding will become convertible into shares of Common Stock. The conversion rate for these shares of Preferred Stock is currently set at 1/2 share of Common Stock for each share of Preferred Stock. Accordingly, the Company may be required to issue as many as 4,166,667 shares of Common Stock pursuant to these conversion provisions. If the Company is unable to obtain shareholder approval for the proposed amendment to its Charter, it would have an insufficient number of shares of Common Stock authorized to satisfy the Preferred Stockholders' conversion rights. The proposed amendment would provide for approximately 32,311,834 shares of Common stock available for issuance, assuming full conversion of the Preferred Stock into Common Stock at the current conversion rate.

     The purpose of the increase in authorized shares is to provide sufficient shares of Common Stock to satisfy the conversion rights of the Preferred Stock and to provide additional shares of Common Stock that could be issued for corporate purposes without further stockholder approval unless required by applicable law or regulation. Future uses for these additional shares could include effecting acquisitions of other businesses or properties, increasing the shares available for issuance pursuant to the Company Stock Dividend and Dividend Reinvestment Plan, paying stock dividends, providing equity incentives to employees, officers or directors and securing additional financing for the operation of the Company through the issuance of additional shares. The Board of Directors believes that it is in the best interests of the Company to have additional shares of Common stock authorized at this time in order to alleviate the expense and delay of holding a special meeting of stockholders if and when there is a need to issue additional shares of Common Stock. The Company is continually evaluating various alternatives for raising additional capital through the sale of its Common Stock, including increasing the number of shares authorized under its Dividend Reinvestment and Stock Purchase Plan and making shares available for sale pursuant to an underwritten public offering. The Company anticipates completion of one or more of these financing events during 1997.

     The additional shares of Common Stock that would become available for issuance if the proposed amendment were adopted could also be used by the Company to oppose a hostile takeover attempt or delay, defer or prevent changes of control of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the number of authorized shares of Common Stock has been prompted by business and financial considerations, not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by the Company to deter, defer or prevent changes of control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     An amendment to the Company's Charter requires, under Section 2-104(b)(4) of the MGCL and the Company's Charter, the affirmative vote of a majority of the votes entitled to be cast on the matter. Accordingly, failure to vote for this amendment, even by abstaining or by failing to be represented at the Annual Meeting, constitutes a vote against the amendment. If the amendment is adopted, it will become effective upon filing of the Articles of Amendment with the State department of Assessments and Taxation of Maryland. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS AMENDMENT TO THE COMPANY'S CHARTER (AS SET FORTH IN EXHIBIT A ATTACHED HERETO). IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                                   PROPOSAL 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP, Certified Public Accountants, served as independent accountants of the Company for the fiscal year ended December 31, 1996. The Board of Directors, acting upon the recommendation of its audit committee, has appointed KPMG Peat Marwick LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from Stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS OF THE COMPANY

     The following five persons serve as executive officers of the Company:

        NAME          AGE         BUSINESS EXPERIENCE DURING PAST FIVE YEARS        OFFICER SINCE
--------------------  ---   ------------------------------------------------------  -------------
Peter B. Bedford      59    Mr. Bedford has been Chairman of the Board since May         1992
                            1992 and Chief Executive Officer since November 1992.
                            As of March 31, 1997, Mr. Bedford assumed the
                            responsibilities of chief financial officer. Mr.
                            Bedford has been engaged in the commercial real estate
                            business, primarily in the Western United States, for
                            over 30 years and has been responsible for the
                            acquisition, ownership, development and management of
                            an aggregate of approximately 18 million square feet
                            of industrial, office and retail properties, as well
                            as land in 14 states. Mr. Bedford is the sole
                            stockholder of BPHL. Mr. Bedford serves on the board
                            of directors of BankAmerica Corporation, Bixby Ranch
                            Company, a real estate investment company, and First
                            American Title Guarantee Co., a title insurance
                            company. Mr. Bedford is the recipient of numerous
                            awards recognizing his contributions to the real
                            estate industry and serves as a trustee of the Urban
                            Land Institute, a governor of the Urban Land
                            Foundation and an overseer of the Hoover Institution.
                            His previous experience also includes serving as Vice
                            Chairman of the National Realty Committee and of the
                            Hoover Institution and as Chairman of the Real Estate
                            Advisory Board of the Wharton School of Business. Mr.
                            Bedford received his B.A. in Economics from Stanford
                            University.

        NAME          AGE         BUSINESS EXPERIENCE DURING PAST FIVE YEARS        OFFICER SINCE
--------------------  ---   ------------------------------------------------------  -------------
James R. Moore        56    Mr. Moore joined the Company as Vice President of            1995
                            Property/Asset Management in September 1995. From 1983
                            to 1994, he was Managing Director of the San Francisco
                            office of Cushman and Wakefield, an international
                            commercial real estate services firm. Mr. Moore was
                            also a branch manager and commercial real estate
                            broker at Cushman and Wakefield. He has served on the
                            Board of Trustees of The Lindsay Museum in Walnut
                            Creek, California since 1984. Mr. Moore has studied at
                            the Commercial Investment Real Estate Institute and
                            has lectured at the University of San Francisco and
                            San Francisco State University. He received a B.A. in
                            History from the University of California at Berkeley,
                            an M.B.A. from the University of San Francisco and is
                            currently working toward a Doctor of Business
                            Administration at Golden Gate University.
Robert E. Pester      40    Mr. Pester has been Vice President of Acquisitions of        1994
                            Bedford Acquisitions, Inc. since February 1994. Prior
                            to joining Bedford Acquisitions, Inc., he was a real
                            estate investment consultant from 1992 to 1993,
                            President of the Development Division of BPHL from
                            1989 to 1992 and Vice President of Cushman & Wakefield
                            in Northern California from 1980 to 1989. Mr. Pester
                            received a B.S. in Economics and in Political Science
                            from the University of California at Santa Barbara.
Hanh Kihara           49    Ms. Kihara has been the Controller of the Company            1993
                            since May 1993. Prior to joining the Company, she was
                            Controller and Assistant Controller of BPHL from 1990
                            to 1993. From 1986 to 1990, Ms. Kihara was a Manager
                            of Armstrong, Gilmour and Associates, a certified
                            public accounting firm. Ms. Kihara has been a
                            certified public accountant since 1989. Ms. Kihara
                            received a B.S. in Administration and Accounting from
                            California State University -- Hayward.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table sets forth information regarding compensation paid by the Company for services rendered during the past three years for the four most highly compensated executive officers of the Company who were employed by the Company as of December 31, 1996 (collectively, the "Named Executive Officers"). No executive officer other than the Named Executive Officers earned more than $100,000 on an annualized basis in any year. The salary of the Vice
President -- Acquisitions was, as of December 31, 1994, paid by BPI Acquisitions, a separate division of the Company which was funded by Mr. Bedford, and as of

January 1, 1995 was paid by Bedford Acquisitions, Inc. See "Certain Relationships and Related Transactions -- Funding of Acquisition and Financing Costs."

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                             ---------------------
                                                                                  SECURITIES
                                                                                  UNDERLYING
                                               ANNUAL COMPENSATION               OPTIONS/SARS
                                           ----------------------------      ---------------------       ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR     SALARY      BONUS        OPTIONS         SARS     COMPENSATION(8)
----------------------------------------   ----    --------    --------      ------          -----    ---------------
Management of Bedford Property
  Investors:
  Peter B. Bedford......................   1996    $150,000    $100,000(4)   10,000(5)         -0-        $ 6,435
    Chief Executive Officer                                                  50,000(6)(7)
                                           1995    $150,000    $ 50,000       5,000(5)         -0-        $ 6,418
                                                                             20,000(6)         -0-
                                           1994    $150,000         -0-       5,000(5)         -0-        $ 3,897
                                                                             25,000(6)
  Donald A. Lorenz(1)...................   1996    $150,000    $ 90,000      50,000(6)(7)      -0-        $ 5,835
    Executive Vice President and           1995    $150,000    $ 87,133      25,000(6)(7)      -0-        $ 2,668
    Chief Financial Officer                1994    $ 25,000         -0-         -0-            -0-        $    38
  James R. Moore(2).....................   1996    $150,000    $ 50,000      50,000(6)(7)      -0-        $   135
    Vice President Property/Asset          1995    $ 50,000         -0-         -0-            -0-        $    41
    Management
  Hanh Kihara...........................   1996    $ 75,000    $ 25,000      10,000(6)(7)      -0-        $ 1,635
    Controller                             1995    $ 72,300    $ 20,000       5,000(6)         -0-        $ 1,635
                                           1994    $ 71,400         -0-       5,000(6)       5,000        $   135
Management of Bedford Acquisitions,
  Inc.:
  Robert E. Pester(3)...................   1996    $150,000    $200,000      50,000(6)(7)      -0-        $ 5,835
    Vice President -- Acquisitions         1995    $150,000    $149,933      25,000(6)(7)      -0-        $ 2,668
                                           1994    $133,558         -0-      10,000(6)(7)    5,000        $    90

---------------

(1) Mr. Lorenz did not commence full-time employment with the Company until January 1, 1995. From September 1, 1994 to December 31, 1994 he was a part-time employee. Mr. Lorenz resigned from his position with the Company as of March 31, 1997.

(2) Mr. Moore commenced employment with the Company on September 1, 1995.

(3) Mr. Pester commenced employment with the Company in February 1994. Commencing January 1, 1995, Mr. Pester was employed by Bedford Acquisitions, Inc. All of Mr. Pester's compensation was paid by Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford. See "Certain Relationships and Related Transactions -- Funding of Acquisitions and Financing Costs."

(4) 50% of Mr. Bedford's 1996 bonus was paid by Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford. See "Certain Relationships and Related Transactions -- funding of Acquisitions and Financing Costs."

(5) Represents stock options granted pursuant to the 1992 Directors' Stock Option Plan, as amended.

(6) Represents stock options granted pursuant to the Employee Stock Option Plan.

(7) The stock options granted to certain executives pursuant to the Employee Stock Option Plan on May 16, 1996 initially expired 90 days after the grant date. However, the options included a provision extending the expiration date in certain circumstances. Specifically, for each option exercised by an executive, the expiration date on one of that executives' remaining options was extended until May 16, 2006. Pursuant to this provision, Mr. Bedford, Mr. Lorenz, Mr. Moore and Mr. Pester each exercised 25,000 options, thereby extending the expiration date on their remaining options granted in 1996. Ms. Kihara elected not to exercise any options granted to her in 1996. Thus, all of Ms. Kihara's 10,000 options have expired. In addition, each executive was entitled to finance the exercise of his or her options pursuant to the Management Stock Acquisition Program. Under the program, options exercised by key members of management within ninety days of the grant date may be exercised and paid for either in cash or with a notes payable to the Company. All of the options exercised by Mr. Bedford, Mr. Lorenz, Mr. Moore and Mr. Pester were financed with note payable to the Company. See "Certain Relationships and Related Transactions -- Indebtedness of Management."

(8) Includes auto allowance (in an aggregate amount of $13,200 for 1996, $6,900 for 1995 and $3,800 for 1994), premiums paid by the Company for term life insurance (in an aggregate amount of $675 for 1996, $530 for 1995 and $360 for 1994) and matching contributions under the Company's 401(k) Plan (in an aggregate amount of $6,000 for 1996 and $6,000 for 1995). The Company's 401(k) Plan was implemented in 1995.

OPTION GRANTS

     The following table sets forth certain information concerning options granted during 1996 to the Named Executive Officers.

                             OPTION GRANTS IN 1996

                                             INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                         ----------------------------------------------------------        VALUE OF ASSUMED
                         NUMBER OF         PERCENT OF                                    ANNUAL RATES OF STOCK
                         SECURITIES       TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                         UNDERLYING        GRANTED TO                                         OPTION TERM
                          OPTIONS         EMPLOYEES IN      EXERCISE     EXPIRATION     -----------------------
         NAME             GRANTED          FISCAL YEAR       PRICE          DATE           5%           10%
-----------------------  ----------       -------------     --------     ----------     --------     ----------
Peter B. Bedford.......    10,000(2)            N/A          $14.22      11/16/2006     $ 89,429     $  226,630
                           50,000(3)(4)        18.7%         $13.00       5/16/2006     $408,782(5)  $1,035,933(5)
Donald A. Lorenz(1)....    50,000(3)(4)        18.7%         $13.00       5/16/2006     $408,782(5)  $1,035,933(5)
James R. Moore.........    50,000(3)(4)        18.7%         $13.00       5/16/2006     $408,782(5)  $1,035,933(5)
Hahn Kihara............    10,000(3)(4)         3.7%         $13.00             N/A     $102,196(5)  $  258,984(5)

---------------

(1) Mr. Lorenz resigned from his position with the Company as of March 31, 1997.

(2) Stock Options granted pursuant to 1992 Directors Stock Option Plan, as amended, which options vest and become exercisable six months from the date of grant.

(3) Stock Options granted pursuant to Employee Stock Option Plan.

(4) See footnote 7 to the Summary Compensation Table on page 13.

(5) The potential realizable value assumes for each employee that all of the options granted in 1996 were still outstanding, even though each of Mr. Bedford, Mr. Lorenz, Mr. Moore and Mr. Pester has already exercised 25,000 options and Ms. Kihara's options have expired.

AGGREGATE OPTION EXERCISES IN 1996 AND VALUES AT YEAR-END 1996

     The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 1996 and the number and aggregate dollar value of unexercised options held at the end of 1996.

                             AGGREGATED OPTIONS/SAR
                         EXERCISES IN LAST FISCAL YEAR
                        AND YEAR-END OPTIONS/SAR VALUES

                                                                                               VALUE OF SECURITIES
                                                            NUMBER OF SECURITIES                   UNEXERCISED
                                                           UNDERLYING UNEXERCISED                 IN-THE-MONEY
                           SHARES                         OPTIONS/SARS AT YEAR-END           OPTIONS AT YEAR-END(1)
                         ACQUIRED ON        VALUE       -----------------------------     -----------------------------
         NAME             EXERCISE         REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------  -----------       --------     -----------     -------------     -----------     -------------
Peter B. Bedford.......        -0-(2)          -0-         50,000              -0-         $ 875,000              -0-
                            25,000(3)(4)   $ 3,125         23,750           46,250         $ 415,625        $ 809,375
Donald A. Lorenz(5)....     25,000(3)(4)   $21,875            -0-           25,000               -0-        $ 437,500
Robert E. Pester.......     25,000(3)(4)   $ 3,125            -0-           25,000               -0-        $ 437,500
James R. Moore.........     25,000(3)(4)   $ 3,125          7,500           32,500         $ 131,250        $ 568,750

---------------

(1) For all unexercised in-the-money options, assumes a fair market value at December 31, 1996 of $17.50 per share of Common Stock, which is the last transaction in the Common Stock on the New York Stock Exchange as of that date.

(2) Stock Options granted pursuant to the 1992 Directors' Stock Option Plan, as amended.

(3) Stock Options granted pursuant to the Employee Stock Option Plan.

(4) See footnote 7 to the Summary Compensation Table on page 13.

(5) Mr. Lorenz resigned from his position with the Company as of March 31, 1997.

EMPLOYMENT AGREEMENT WITH PETER B. BEDFORD

     On February 16, 1993, the Company entered into an employment agreement with Mr. Bedford, Chairman and Chief Executive Officer, and amended the agreement on September 18, 1995. Pursuant to the amended employment agreement, Mr. Bedford has agreed to serve as Chairman and Chief Executive Officer of the Company on a substantially full-time basis until the agreement's expiration on September 18, 2000. After September 18, 2000, the agreement will be automatically renewed for additional one-year terms unless either party gives the other notice of non-renewal. Under the employment agreement, the Company agrees to pay Mr. Bedford a salary of not less than $150,000 per annum, plus an automobile and parking allowance. The amended employment agreement provides for a severance payment to Mr. Bedford equal to one year's salary in the event that the Company terminates his employment without cause or Mr. Bedford resigns under specified circumstances, or due to a change in control of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overview

     During 1996 the members of the Compensation Committee were Messrs. Downs, Eastman, Frank and Zankel. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern executive compensation. The Compensation Committee evaluates the performance of management and determines the compensation levels for all executive officers.

     The primary objectives of the Company's compensation policies and programs are (i) to attract and retain key executives, (ii) to reward performance by these executives which benefits the Stockholders, and (iii) to align the financial interests of the Company's executive officers directly with those of the Stockholders. The primary elements of executive officer compensation are base salary, annual cash bonus, and stock option awards. The salary is based on factors such as related experience, level of responsibility, and comparison to similar positions in comparable companies. The annual cash bonuses are based on the Company's performance measured against attainment of financial and other objectives, and on individual performance. Stock option awards are intended to align the executive officer's interest with those of the Stockholders, and are determined based on the executive officer's level of responsibility, number of options previously granted, and contributions toward achieving the goals and objectives of the Company. Additional information on each of these compensation elements follows.

  Salaries

     Base salaries for the executive officers are adjusted annually, following a review by the Chairman and Chief Executive Officer (the "CEO") of the Company. In completing the review, performance of the individual with respect to specific objectives is evaluated, as are increases in responsibility and salaries for similar positions. Comparisons are made to the total compensation packages of other publicly traded real estate investment trusts of similar size, with a comparable number of properties and employees. These comparisons are completed through a review of various public filings as well as through a review of the results of the REIT Executive Compensation Survey sponsored by the National Association of Real Estate Investment Trusts (NAREIT). When all reviews are completed, the CEO makes a recommendation to the Compensation Committee for its review and final approval.

     With respect to the CEO, the Compensation Committee considers a number of factors in setting his compensation, the most important of which are the level of compensation paid to chief executive officers of other real estate investment trusts, the success of the Company's recent acquisitions of new properties, and his importance to the Company's efforts to raise capital in the public markets. The current base salary for Mr. Bedford, the Company's CEO, is less than the average for chief executive officers of similar real estate investment trusts. However, his total compensation is deemed appropriate in view of the stock options he holds and his significant equity ownership.

     In light of the relatively low salaries of the Company's executive officers, the Compensation Committee has not developed a position regarding the Internal Revenue Code provision limiting deductions for salaries to $1 million per person.

  Annual Bonuses

     Annual bonuses are awarded on a discretionary basis and reflect both Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including the amount of equity capital raised, the success of the Company's acquisition program and the growth in the Company's funds from operations, after adjustment for lease commissions, tenant improvements and other capital expenditures.

  Stock Option Awards

     Stock options are an integral part of each executive officer's compensation and are utilized by the Company to provide an incentive to the officer, and to align the interests of the executive with those of the Stockholders by providing him with a financial interest in the Company. Options granted by the Compensation Committee under the Company's Employee Stock Option Plan are made at fair market value on the date of the grant, vest over various time periods of up to five years and expire after ten years. In making grants, the Compensation Committee takes into account the executive officer's contributions to the Company, scope of responsibilities, salary and the number of options previously granted. The executive officers were granted a significant number of options in 1996, as the Compensation Committee sought to implement its overall strategy of aligning the financial interests of the executive officers with those of the Stockholders.

                                          COMPENSATION COMMITTEE

                                          A. M. Downs (Chairman)

                                          T. G. Eastman

                                          A. M. Frank

                                          M. I. Zankel

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any person who owns more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) stockholders during the fiscal year ended December 31, 1996 were complied with.

STOCK PRICE PERFORMANCE GRAPH

     The following line graph illustrates a five-year comparison of the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Index and the SNL Securities Corporate Performance Index Value of all publicly-traded real estate investment trusts ("REITs") holding greater than a 75% equity interest in their REIT-qualifying assets. The graph assumes that $100 was invested on December 31, 1991 in the Common Stock and the indices, and that all dividends were reinvested throughout the period.

                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)          BEDFORD PROPERTY         S&P 500          EQUITY REITS
12/31/91                                        100.00              100.00              100.00
12/31/92                                        125.00              107.62              115.96
12/31/93                                        199.66              118.47              139.15
12/31/94                                        237.76              120.03              144.36
12/31/95                                        329.52              165.13              166.13
12/31/96                                        439.60              202.69              225.85

                            TOTAL STOCKHOLDER RETURN

                  YEAR ENDING            BEDFORD PROPERTY INVESTORS     S&P 500     EQUITY REITS
        -------------------------------  --------------------------     -------     ------------
        12/31/91.......................           $ 100.00              $100.00       $ 100.00
        12/31/92.......................           $ 125.00               107.62         115.96
        12/31/93.......................           $ 199.66               118.47         139.15
        12/31/94.......................           $ 237.76               120.03         144.36
        12/31/95.......................           $ 329.52               165.13         166.13
        12/31/96.......................           $ 439.60               202.69         225.85

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 15, 1997, with respect to directors, certain employees of the Company and each person who is known by the Company to own beneficially more than 5% of the shares of its Preferred Stock or its Common Stock, and with respect to shares of Common Stock owned beneficially by all directors and officers of the Company as a group.

  TITLE OF                                                  NUMBER OF SHARES              PERCENT OF
   CLASS                      NAME AND ADDRESS             BENEFICIALLY OWNED               CLASS
------------             --------------------------        ------------------             ----------
Preferred                Bed Preferred No. 1                    8,333,334                     100%
  Stock
                         Limited Partnership
                         225 Franklin Street
                         Boston, MA 02110-2803
Common Stock             Peter B. Bedford                       1,019,663(1)                  9.0%
Common Stock             Anthony M. Downs                          50,500(2)                  (7)
Common Stock             Anthony M. Frank                          50,500(3)                  (7)
Common Stock             Claude M. Ballard                         50,000(4)                  (7)
Common Stock             Martin I. Zankel                          68,991(5)                  (7)
Common Stock             Thomas G. Eastman                         50,000(6)                  (7)
Common Stock             Thomas H. Nolan, Jr.                      50,000(8)                  (7)
Common Stock             Robert E. Pester                          71,250(9)                  (7)
Common Stock             Donald A. Lorenz(10)                      57,100(11)                 (7)
Common Stock             James R. Moore                            32,005(12)                 (7)
Common Stock             Hanh Kihara                               13,750(13)                 (7)
Common Stock             All directors and officers             1,513,759(14)                13.0%
                         as a group (12 persons)

---------------

 (1) Includes 140,000 shares owned by Mr. Bedford's children (as to which Mr. Bedford has sole voting power and may be deemed to be the beneficial owner), 7,500 shares owned by Mr. Bedford's wife (as to which Mr. Bedford has shared voting power and may be deemed to be beneficial owner), 50,000 shares owned by the Grindstone Trust (Mr. Bedford disclaims beneficial ownership to these shares), and 81,250 shares of Common Stock subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997.

 (2) Includes 25,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997

 (3) Includes 50,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997.

 (4) Includes 50,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997.

 (5) Includes 8,991 partnership units convertible into 8,991 shares of Common Stock and 50,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997. See "Certain Relationships and Related Transactions."

 (6) Includes 50,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997.

 (7) Less than 1%.

 (8) Includes 50,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997.

 (9) Includes 13,750 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997.

(10) Mr. Lorenz resigned from his position with the Company as of March 31, 1997.

(11) Includes 6,250 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997.

(12) Includes 6,250 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997.

(13) Includes 12,750 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 31, 1997.

(14) Includes 8,991 partnership units convertible into 8,991 shares of Common Stock and options to purchase 395,250 shares which are currently exercisable or become exercisable within 60 days of March 31, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FUNDING OF ACQUISITION AND FINANCING COSTS

     Due to the Company's limited financial resources, its activities relating to the acquisition of new properties and debt and equity financings are currently performed by Bedford Acquisitions, Inc., ("Bedford Acquisitions"), a corporation wholly owned by Peter B. Bedford, the Company's Chairman and Chief Executive Officer, pursuant to a written contract dated January 1, 1995. The contract provides that Bedford Acquisitions is obligated to provide services to the Company with respect to the Company's acquisition and financing activities, and that Bedford Acquisitions is responsible for the payment of its expenses incurred in connection therewith. Such expenses include certain costs incurred by the Company on behalf of Bedford Acquisitions, including the cost of officers and directors insurance coverage under the Company's insurance policy. Bedford Acquisitions also paid one-half of Mr. Bedford's bonus ($50,000) and all of Mr. Pester's compensation in 1996. Bedford Acquisitions must submit to the Company a direct cost estimate for the Company's approval relating to each acquisition or financing, setting forth the estimated timing and amount of all projected Bedford Acquisitions costs relating to the acquisition or financing. Pursuant to the contract, Mr. Bedford is obligated to make the payments of Bedford Acquisitions' expenses described above if Bedford Acquisitions fails to make any such payments in a timely fashion, provided that Mr. Bedford is not obligated to pay any such amounts exceeding $1 million or following a termination of Bedford Acquisitions' obligations based on the expiration or termination of the term of the contract. The contract provides that Bedford Acquisitions is to be paid a fee in an amount equal to the lesser of (i) 1 1/2% of the gross amount raised in financings or the aggregate purchase price of property acquisitions, or (ii) an amount equal to (a) the aggregate amount of approved expenses funded by Bedford Acquisitions through the time of such acquisition or financing minus (b) the aggregate amount of fees previously paid to Bedford Acquisitions pursuant to such arrangement. In no event will the aggregate amount of fees paid to Bedford Acquisitions exceed the aggregate amount of costs funded by Bedford Acquisitions. The agreement with Bedford Acquisitions will expire on January 1, 1998.

     From February 1993 through December 1994, the Company's activities relating to debt and equity financings and the acquisition of new properties were handled under arrangements similar to the current arrangement with Bedford Acquisitions through BPI Acquisitions, a separate division within the Company. This division operated under an arrangement with Mr. Bedford whereby he provided acquisitions and financing personnel, allocable overhead costs and the costs of all due diligence conducted prior to an acquisition. Upon the completion of a financing or the acquisition of a property, Mr. Bedford was paid a fee by the Company substantially identical to that described above. In no event could the aggregate amount of fees paid to Mr. Bedford exceed the aggregate amount of costs funded by Mr. Bedford.

     As of December 31, 1996, the Company had paid Mr. Bedford and Bedford Acquisitions an aggregate of approximately $4,853,000 for acquisition and financing activities performed since February 1993 pursuant to the foregoing arrangements which was approximately $250,000 less than 1.5% of the gross amount raised in completed financings and the aggregate purchase price of acquired properties. Of this amount, approximately $1,808,000 was paid during 1996. The Company believes that since the fees charged under the foregoing arrangements
(i) have been and continue to be comparable to those charged by other sponsors of real estate investment entities or other third-party service providers and
(ii) have been and continue to be charged only for services on acquired properties or completed financings, such fees were and continue to be properly includable in direct acquisition costs and capitalized as part of the asset or financing activities. If the Company were to discontinue this arrangement, its acquisition and financing activities would have to be paid by the Company, as incurred, out of cash from operations or borrowings and certain of such costs would be reflected as operating expenses in its statement of operations rather than being capitalized. For example, without the above-described arrangements with Mr. Bedford and Bedford Acquisitions, the Company may have incurred substantial operating expenses relating to acquisition and financing activities; if the Company had employed the same personnel and incurred the same expenses as Bedford Acquisitions, net income and funds from operations for the year ended December 31, 1996 each would have been reduced by approximately $863,000 (or $.09 per common share assuming full dilution) compared to the corresponding amounts actually reported for that period. The Company intends to discontinue this fee arrangement if and when its operating results permit it to sustain acquisition and financing activities internally. However, the termination of this arrangement prior to that time would likely require the Company to decrease its acquisition and financing efforts, which could have a material adverse effect on the Company's ability to grow.

ACQUISITIONS INVOLVING AFFILIATES

     On December 17, 1996, in a "Down REIT" transaction, the Company acquired an industrial property in Modesto, California in exchange for 108,495 units of limited partnership interest (the "Units") in Bedford Realty Partners, L.P (the "Partnership"), a partnership in which the Company is the general partner. Pursuant to this transaction, Martin I. Zankel, a member of the Board of Directors of the Company, acquired 8,991 Units in exchange for his 9% ownership interest in such property. Mr. Zankel did not participate in the approval of this transaction. Each holder of the Units may, subject to certain limitations, require that the Partnership redeem all or a portion of such holder's Units beginning on March 17, 1997. Upon redemption, a holder will receive, at the option of the Company, as general partner of the Partnership, either (i) a number of shares of Common Stock equal to the number of Units redeemed or (ii) cash in an amount equal to the average market value of the number of shares of Common Stock the holder would have received pursuant to (i) above. In lieu of the Partnership redeeming Units, the Company, as general partner, in its sole discretion, has the right to assume directly and satisfy the redemption right of the holder of the Units.

OTHER TRANSACTIONS

     On June 8, 1994, Kingswood Realty Advisors, Inc. ("Kingswood") filed a petition in the United States Bankruptcy Court for the Northern District of California for protection from its creditors under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). On September 8, 1994, Kingswood converted its case to an action under Chapter 7 of the Bankruptcy Code. Kingswood's case was closed and a final decree entered by the Court on February 21, 1996. Mr. Bedford was president, director and sole shareholder of Kingswood.

     Martin I. Zankel, a member of the Board of Directors of the Company, and his associates provide legal services to the Company for which his firm was paid, in the aggregate, $213,000 in 1996.

INDEBTEDNESS OF MANAGEMENT

     In September 1995, the Company established a Management Stock Acquisition program. Under the program, options exercised by key members of management within thirty days of the grant date may be exercised and paid for either in cash or with a note payable to the Company. Such note bears interest at 7.5% or the Applicable Federal Rate as defined by the Internal Revenue Service, whichever is higher. Each note is due five years after the date of its issuance or within ninety days from termination of employment, with interest payable quarterly. During 1996, Mr. Bedford, Mr. Lorenz, Mr. Moore and Mr. Pester, all of whom are executive officers of the Company, each exercised options for 25,000 shares of Common Stock in exchange for notes payable to the Company. The notes, of $325,000 each, bear interest at 7.5% per annum. In 1995, Mr. Lorenz and Mr. Pester also borrowed $287,500 pursuant to this program. As of February 28, 1997, $282,434, $520,423, $306,071 and $405,164 in principal amount were outstanding under the notes owed by Mr. Bedford, Mr. Lorenz, Mr. Moore and Mr. Pester, respectively.

                               OTHER INFORMATION

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, may be obtained, without charge, by writing to Jennifer
I. Mori, Secretary, Bedford Property Investors, Inc., 270 Lafayette Circle, Lafayette, CA 94549.

                                 OTHER MATTERS

     The Board of Directors knows of no matter to be presented at the Annual Meeting other than those set forth in the Notice of Meeting and described in this Proxy Statement. If, however, any other business should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their discretion on such matters.

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 1998 must be received by the Company at its principal executive offices no later than March 17, 1998 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must meet the requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                          By Order of the Board of Directors,

                                          /s/ Jennifer I. Mori

April 14, 1997                            Jennifer I. Mori
                                          Secretary

                                                                       EXHIBIT A

                            ARTICLES OF AMENDMENT OF
                                    CHARTER
                                       OF
                        BEDFORD PROPERTY INVESTORS, INC.

     THIS IS TO CERTIFY THAT:

     FIRST: The charter of Bedford Property Investors, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Section 1 of Article V and adding a new Section 1 as follows:

          Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 70,000,000 shares, of which 50,000,000 shares are shares of Common Stock, $0.02 par value share ("Common Stock"), 10,000,000 shares are shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), and 10,000,000 shares are shares of Series A Convertible Preferred Stock, $.01 par value per share ("Series A Preferred"). The aggregate par value of all authorized shares of stock having a par value is $1,200,000.

     SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was 15,000,000 shares of Common Stock, $0.02 par value per share, 10,000,000 shares of Preferred Stock, $0.01 par value per share, and 10,000,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, having an aggregate par value of $500,000.

     THIRD: The total number of shares of stock which the Corporation has authority to issue, pursuant to the charter of the Corporation as hereby amended, is 50,000,000 shares of Common Stock, $0.02 par value per share, 10,000,000 shares of Preferred Stock, $0.01 par value per share, and 10,000,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, having an aggregate par value of $1,200,000.

     FOURTH: The amendment to the charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the Stockholders of the Corporation as required by law.

     FIFTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary
on this      day of             , 1997.

ATTEST:                                   BEDFORD PROPERTY INVESTORS, INC.

                                          By:

                                          --------------------------------------
                                                            Its President (seal)

                                          By:

                                          --------------------------------------
                                                            Its Secretary (seal)

             (THIS PROXY IS TO BE USED BY COMMON STOCKHOLDERS ONLY)

                        BEDFORD PROPERTY INVESTORS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                     THIS PROXY IS SOLICITED BY MANAGEMENT

        The undersigned stockholder of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), hereby appoints Jennifer I. Mori and
Hahn Kihara, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Friday, May 16, 1997 at 1:00 p.m. at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

                (Continued and to be signed on reverse side.)

                           FOLD AND DETACH HERE

1.      Election of Common Stock Directors
        Nominees: Clauda M. Ballard; Peter B. Bedford;
        Anthony M. Downs; Anthony M. Frank; Martin I. Zankel.

[ ] FOR ALL NOMINEES           [ ] WITHHOLD AS TO ALL NOMINEES

[ ] FOR ALL NOMINEES(S) (Except as written below.)

    ------------------------------------------

2. Approval of the amendment to the Company's Charter to increase the number of authorized shares of the Company's Common Stock, par value $.02 per share, from 15,000,000 to 50,000,000.

[ ] FOR                [ ] AGAINST                 [ ] ABSTAIN



3. Ratification of appointment by the Company's Board of Directors of KPMG Peat Marwick LLP to serve as Company's independent accountants for fiscal year ending December 31, 1997.

[ ] FOR                [ ] AGAINST                 [ ] ABSTAIN

        and in the discretion of the proxies on any other matters coming before the meeting or any adjournment(s) or postponement(s) thereof.


[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signature(s)                                              Dated          ,1997
            ----------------------------------------------     ----------

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation or other entity, please give full title under signature.

                           FOLD AND DETACH HERE

           (THIS PROXY IS TO BE USED BY PREFERRED STOCKHOLDERS ONLY)

                        BEDFORD PROPERTY INVESTORS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                     THIS PROXY IS SOLICITED BY MANAGEMENT

        The undersigned stockholder of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), hereby appoints Jennifer I. Mori and
Hahn Kihara, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Friday, May 16, 1997 at 1:00 p.m. at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

                (Continued and to be signed on the reverse side.)


                            FOLD AND DETACH HERE

1.      Election of Preferred Stock Directors
        Nominees: Thomas G. Eastman; Thomas H. Nolan, Jr.

[ ] FOR ALL NOMINEES           [ ] WITHHOLD AS TO ALL NOMINEES

[ ] For both Nominees (Except as written below)

    ------------------------------------------


[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signature(s)                                                 Dated       ,1997
            -------------------------------------------------     -------

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation or other entity, please give full title under signature.


                           FOLD AND DETACH HERE